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                                                                   Exhibit 4.6.1


                                AMENDMENT NO. 1
                                      TO
                          SECOND AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

     AMENDMENT No. 1 (the "Amendment") dated as of March 17, 2000 is made to that certain Second Amended and Restated Credit Agreement dated June 30, 1999 (the "Loan Agreement"), by and between AEROVOX INCORPORATED, a Delaware corporation with a chief executive office at 740 Belleville Avenue, New Bedford, Massachusetts (the "Borrower"), and FLEET NATIONAL BANK, as successor to BANKBOSTON, N.A., a national banking association with a banking office at One Hundred Federal Street, Boston, Massachusetts (the "Bank").

        Each of the capitalized terms which are used herein without definition and which are defined in the Loan Agreement referred to below shall have the same meaning herein as in the Loan Agreement, as amended hereby.

RECITALS

     The Borrower and the Bank are parties to the Loan Agreement.

        The Borrower and the Bank wish to amend the Loan Agreement to eliminate the Debt to Worth Ratio and the Minimum Excess Availability requirement under the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

        (S)1.    Letter of Credit Issuance. Section 3.1 of the Loan Agreement is
                 -------------------------
hereby amended and restated in its entirety and substituting the following therefor:

         "(S)3.1 Letter of Credit Issuance. Subject to the terms and conditions
                 -------------------------
         hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application at least four Business Days prior to issuance, the Bank, in reliance upon the representations and warranties of the Borrower contained herein, may, at its discretion, issue standby letters of credit in such form as may be requested from time to time by the Borrower and agreed to by the Bank (the "Letters of Credit"); provided,
                                                                       --------
         however, that, no Letter of Credit shall have an expiration date later
         -------
         than the earlier of (i) one year after the date of issuance of the Letter of Credit, or (ii) thirty (30) days prior to the

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          Maturity Date and provided further that, after giving effect to the
                            -------- -------
          requested Letter of Credit, the aggregate Maximum Drawing Amount of all Letters of Credit issued hereunder shall not exceed $2,000,000."

          (S)2.  Minimum Excess Availability. Section 7.8 of the Loan Agreement
                 ---------------------------
providing for minimum excess availability under the Borrowing Base is hereby deleted in its entirety.

          (S)3.  Debt to Worth Ratio. Section 8.1 of the Loan Agreement relating
                 -------------------
to maintenance by the Borrower of a maximum ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth is hereby replaced with the words: "Intentionally Deleted."

          (S)4.  Scope of Amendment. Except as specifically amended by this
                 ------------------
Amendment, the Loan Agreement shall remain in full force and effect and the terms and conditions thereof are ratified and confirmed by the Borrower and the Bank.

          (S)5.  Representations and Warranties; No Default;. The Borrower
                 -------------------------------------------
hereby represents, warrants and covenants to the Bank that each of the representations and warranties of the Borrower contained in the Loan Agreement or in any other Loan Document was true and correct as of the date as of which it was made and is true and correct in all material respects as of the date of this Amendment, except to the extent such representations and warranties expressly related to a prior date (in which case they shall be true and correct as of such earlier date). No Default or Event of Default has occurred and is continuing as of the date of this Amendment. The Borrower also acknowledges and agrees that the Bank has fully performed all of its obligations under the Loan Agreement up to and including the date of this Amendment.

          (S)6.  Conditions to Effectiveness. Upon receipt by the Bank of this
                 ---------------------------
Amendment executed by the Borrower, this Amendment shall be deemed to be effective as of the date hereof.

          (S)7.  Execution in Counterparts. This Amendment may be executed in
                 -------------------------
any number of counterparts, but all such counterparts shall together constitute but one integrated instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

          (S)8.  Governing Law. This Amendment shall be construed according to
                 -------------
and governed by the laws of the Commonwealth of Massachusetts.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal as of the date set forth at the beginning of this Amendment.

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               SIGNATURE LINES APPEAR ON THE NEXT NUMBERED PAGE.


                                       AEROVOX INCORPORATED

                                       By:     F. Randal Hunt
                                       Title:  Vice President, Finance

                                       FLEET NATIONAL BANK, as successor to
                                       BANKBOSTON, N.A.

                                       By:     Ruben V. Klein
                                               Vice President

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